UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2003

DDS TECHNOLOGIES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15547	65-0956097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Delaware 001-15547 65-0956097
(State or other (Commission File Number) (IRS Employer jurisdiction of incorporation) Identification No.)

150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432
(Address of principal executive offices) (Zip Code)

561-750-4450
Registrant's telephone number, including area code

Black Diamond Industries, Inc.
(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

On April 4, 2003 Fishtheworld Holdings, Inc., or Fishtheworld, acquired 88.50% of the Company, pursuant to a Securities Exchange Agreement, dated April 4, 2003, by and between Fishtheworld and a majority of the shareholders of the Company. Under the terms of the Securities Exchange Agreement, a majority of the shareholders of the Company agreed to transfer their shares of common stock of the Company to Fishtheworld in exchange for an aggregate of 14,877,255 shares of common stock, or 91.24% of the issued and outstanding shares, of the Fishtheworld.

Item 7.  Exhibits

10.1 Securities Exchange Agreement by an among Fishtheworld Holdings, Inc., a Florida corporation, and a majority of the shareholders of DDS Technologies USA, Inc. a Delaware corporation dated and executed as of April 4, 2003 (incorporated herein by reference to the Schedule 13D filed by DDS Technologies Ltd. with the Securities and Exchange Commission on April 14, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: April 21, 2003	By: /s/ Ben Marcovitch
Name: Ben Marcovitch
Title: President